UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

Box, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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On July 23, 2021, Box, Inc. (the “Company”) sent an email to its employees in connection with the Company’s 2021 annual meeting of stockholders. A copy of such communication can be found below.

From: Dylan Smith

Date: Fri, Jul 23, 2021 at 6:33 AM

Subject: Update: 2021 Annual Meeting of Stockholders + Proxy Vote

Hey Boxers -

Our annual meeting of stockholders is scheduled to be held on September 9, 2021. This is an important event for all of us, and especially for those of you who are stockholders. If you own Box stock, please keep a watch on your USPS mailbox in the coming week or so for voting materials, including a BLUE proxy card, the Box proxy statement/annual report and a cover letter that describes the special importance of your vote this year. If you previously consented to receiving proxy materials by email, please also monitor your inbox for the proxy information, which arrived this week.

As the proxy materials describe, the election of Box’s nominees to the Board is being contested this year by Starboard Value, which has nominated a competing slate of candidates. Over the coming weeks, you’ll see more public statements from both Box and Starboard, and employee stockholders may receive additional mailings from both sides. You may receive proxy materials from Starboard Value that contain a White proxy card. We strongly urge you NOT to vote using any White proxy card, as it will cancel any vote you may have submitted on Box’s BLUE proxy card.

Box’s Board of Directors recommends that all stockholders vote FOR ALL the Board’s nominees on the BLUE proxy card.

Your vote is important, no matter how many shares you own – and voting is quick and easy. Here are a few tips:

•        Locate the BLUE proxy card in your proxy package. You may vote by telephone or by Internet by locating the Control Number and following the easy instructions. Alternatively, you may vote by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. You may simply discard any proxy materials containing the White proxy card.

•        If you receive proxy information by email, you may vote by simply pressing the BLUE “VOTE NOW” button in the email.

•        Importantly, only your latest-dated proxy counts. That means that if you inadvertently vote using Starboard’s White proxy card, you can simply change your vote by voting again using the BLUE proxy card. If you are not sure whether you have voted using the BLUE proxy card, there is no harm in voting again. Again, only your latest-dated proxy counts.

•        If you hold Box shares in more than one account (e.g., through our employee savings plan, in registered name or through a personal bank or brokerage account), you’ll receive separate BLUE proxy cards or voting instruction forms for each account. To ensure all your shares are represented, please submit a vote for each account in which you hold shares.

•        If you have any additional questions or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, 1 (877) 750-8233 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other locations).

From an operational perspective, it remains business as usual for all of us here at Box, stockholders or not. It’s important we all stay focused and continue to support our customers and each other as best we can. As a reminder, later today (Friday, July 23), we have Friday Lunch where Aaron and I will be available to answer any questions you have.

On behalf of Box's nominees, full board, and our management team, we sincerely appreciate your support.

Thanks,

-D

Important Additional Information and Where to Find It

Box has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying BLUE proxy card, any amendments or supplements to the Proxy Statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.